UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York		10154
(Address of principal executive offices)		(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2012, The Blackstone Group L.P. (the “Partnership”), Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P. and Blackstone Holdings IV L.P., each indirect subsidiaries of the Partnership (collectively with the Partnership, the “Guarantors”), and Blackstone Holdings Finance Co. L.L.C., an indirect subsidiary of the Partnership (the “Issuer”), entered into supplemental indentures (the “Supplemental Indentures”) to the indenture previously entered into on August 20, 2009 (the “Base Indenture” and, together with the Supplemental Indentures, the “Indentures”) with The Bank of New York Mellon, as trustee (the “Trustee”), relating to the issuance by the Issuer of (i) $400,000,000 aggregate principal amount of its 4.75% Senior Notes due 2023 (the “2023 Notes”) and (ii) $250,000,000 aggregate principal amount of its 6.25% Senior Notes due 2042 (the “2042 Notes” and, together with the 2023 Notes, “Notes”).

The 2023 Notes bear interest at a rate of 4.75% per annum and the 2042 Notes bear interest at a rate of 6.25% per annum, each accruing from August 17, 2012. Interest is payable semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2013. The 2023 Notes will mature on February 15, 2023 and the 2042 Notes will mature on August 15, 2042, in each case unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors.

The Indentures include covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indentures also provide for events of default and further provide that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes of an applicable series may declare the Notes of such series immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. All or a portion of the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The preceding is a summary of the terms of the Base Indenture, the Supplemental Indentures and the forms of the Notes, and is qualified in its entirety by reference to the Base Indenture attached hereto as Exhibit 4.1, the Third Supplemental Indenture attached as Exhibit 4.2 to this report, the form of the 2023 Notes attached as Exhibit 4.3 to this report, the Fourth Supplemental Indenture attached as Exhibit 4.4 to this report, and the form of the 2042 Notes attached as Exhibit 4.5 to this report, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture dated as of August 20, 2009 among Blackstone Holdings Finance Co. L.L.C., The Blackstone Group L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33551) filed with the SEC on August 20, 2009).

4.2	Third Supplemental Indenture dated as of August 17, 2012 among Blackstone Holdings Finance Co. L.L.C., The Blackstone Group L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon, as trustee.

4.3	Form of 4.75% Senior Note due 2023 (included in Exhibit 4.2 hereto).

4.4	Fourth Supplemental Indenture dated as of August 17, 2012 among Blackstone Holdings Finance Co. L.L.C., The Blackstone Group L.P., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and The Bank of New York Mellon, as trustee.

4.5	Form of 6.25% Senior Note due 2042 (included in Exhibit 4.4 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2012	The Blackstone Group L.P.
	By:	Blackstone Group Management L.L.C., its general partner

	By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer